Exhibit 10.17.4

EXHIBIT A

AMENDMENT TO TRUST AGREEMENT

Effective May 3, 1999, Attachment I, List of Arrangements to the Trust Agreement between Phillips Petroleum Company and Wachovia Bank, N.A., as Trustee dated as of June l, 1998 (the “Trust Agreement”), is hereby amended to read as set forth below:

ATTACHMENT I

List of Arrangements

Key Employee Deferred Compensation Plan of Phillips Petroleum Company

Phillips Petroleum Company Supplemental Executive Retirement Plan

Key Employee Supplemental Retirement Plan of Phillips Petroleum Company

Defined Contribution Makeup Plan of Phillips Petroleum Company

Kev Employee Missed Credited Service Retirement Plan of Phillips Petroleum Company

Principal Corporate Officers Supplemental Retirement Plan of Phillips Petroleum Company

Annuity payments all in payout status

Supplemental Retirement

Annuity payments all in payout status accrued as a result of participation in the Phillips Petroleum Company Key Employee Death Protection Plan and the individual contracts for deferred compensation

Phillips Oil Company Excess Benefit Plan

One remaining participant in annuity payout

Aminoil Retirement Contracts

Contracts with [redacted] and [redacted]—both in annuity payout status

Phillips Petroleum Company Executive Severance Plan”

The Trust Agreement is in all other respects ratified and confirmed without amendment. Each of the parties to the Trust Agreement has caused this Amendment to be executed on its behalf by its duly authorized officer, as of May 3, 1999.

Phillips Petroleum Company		Wachovia Bank, N.A.

By:	/s/ T.C. Morris	By:	/s/ Joe O. Long
Title:	Sr. Vice President & Chief Financial Officer	Title:	Sr. Vice President